                                                                      EXHIBIT 11
                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                              Three Months Ended
                                                                                         ------------------------------
                                                                                         September 27,    September 29,
                                                                                             1996              1995
                                                                                         -------------    -------------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                                 77,127           77,019
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury stock"
    method as it applies to the computation of primary
    earnings per share                                                                         543            1,625
                                                                                          --------         --------

NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                                             77,670           78,644
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury
    stock" method as it applies to the computation of
    fully diluted earnings per share                                                           167               --
                                                                                          --------         --------

NUMBER OF SHARES OUTSTANDING
  ASSUMING FULL DILUTION                                                                    77,837           78,644
                                                                                          ========         ========

NET EARNINGS (LOSS) FOR PRIMARY
  AND FULLY DILUTED COMPUTATION
        Continuing Operations                                                             $ 10,811         $  4,086
        Discontinued Operations                                                              3,400          (13,210)
                                                                                          --------         --------
        Net Earnings (Loss)                                                               $ 14,211         $ (9,124)
                                                                                          ========         ========

EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON EQUIVALENT SHARE
    PRIMARY
        Continuing Operations                                                             $   0.14         $   0.05
        Discontinued Operations                                                               0.04            (0.17)
                                                                                          --------         --------
    Net Earnings (Loss)                                                                   $   0.18         $  (0.12)
                                                                                          ========         ========
    FULLY DILUTED
        Continuing Operations                                                             $   0.14         $   0.05
        Discontinued Operations                                                               0.04            (0.17)
                                                                                          --------         --------
        Net Earnings (Loss)                                                               $   0.18         $  (0.12)
                                                                                          ========         ========




Note: In the three months ended September 29, 1995 the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.





                                    9 of 10